SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 27, 2002 (September 17, 2002)
Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612
(Address of principal executive offices)

(785) 575-6300
(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5.    Other Events

On September 17, 2002, the Company was served with a federal grand jury subpoena by the United States Attorney’s Office in Topeka, Kansas. The subpoena seeks documents and testimony concerning the use of aircraft leased by subsidiaries of the company and annual shareholder meetings. Since that date, employees of the Company and of the Company’s subsidiary responsible for the operation of the aircraft have received additional subpoenas seeking documents and testimony concerning use of the aircraft, the chief executive officer of the Company, and the Company generally. The Company intends to cooperate with the United States Attorney’s Office in this matter.

The Board of Directors of the Company has appointed a Special Committee consisting of Frank J. Becker, Charles Q. Chandler, IV, and John C. Nettels, Jr., to investigate certain matters relating to the grand jury investigation. The Special Committee has retained as its counsel the law firm of Debevoise & Plimpton, including Mary Jo White, the former United States Attorney for the Southern District of New York and chair of the firm’s litigation department.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: September 27, 2002	By: /s/ Paul R. Geist
Paul R. Geist, Senior Vice President
and Chief Financial Officer